Exhibit 99.1

MEDIA CONTACT
Brett Duncan
972.471.7367
bduncan@mannatech.com

Mannatech Shareholders Approve Reverse Stock Split

(COPPELL, Texas) January 9, 2012—Today, Mannatech, Incorporated, held a special meeting of its shareholders and obtained shareholders’ approval for the company’s proposed reverse stock split. Shareholders of 19,347,703 shares of Mannatech stock, which represents 73.05% of the total outstanding shares, voted “FOR” the proposal. Approval of the proposal gives Mannatech’s Board of Directors the authority to amend the company’s Articles of Incorporation and effect a reverse split of the company’s common stock at a specific ratio within the range of 1-for-10 and 1-for-15.

At a subsequent Board of Directors’ meeting held after the shareholders’ meeting, the Board of Directors passed a resolution to set the ratio for the stock split at 1-for-10. It is intended that the reverse stock split will be effected, and an amendment to the company’s Amended and Restated Articles of Incorporation will be filed on January 13, 2012.

“We believe the reverse stock split is the most effective means for maintaining our listing on NASDAQ”, said J. Stanley Fredrick, Chairman of the Board.  “We also believe that a higher per-share market price of our common stock could encourage investor interest in the company and promote greater liquidity for our shareholders.”

“This move is strategic for the company. I believe it is an additional measure to strengthen the company’s footing as we start the 2012 business year”, said Mannatech’s CEO, Dr. Robert A. Sinnott.

About Mannatech
Mannatech, Incorporated, develops high-quality health, weight and fitness, and skin care products that are based on the solid foundation of nutritional science and development standards. Mannatech is dedicated to its platform of Social Entrepreneurship based on the foundation of promoting, aiding and optimizing nutrition where it is needed most around the world. Mannatech’s proprietary products are available through independent sales Associates around the globe including the United States, the United Kingdom, Canada, South Africa, Australia, New Zealand, Austria, Denmark, Germany, Norway, Sweden, the Netherlands, Japan, Taiwan, Singapore, Estonia, Finland, the Republic of Ireland, Czech Republic, the Republic of Korea and Mexico. For more information, visit Mannatech.com.

Please note: This release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally can be identified by use of phrases or terminology such as “believe", "intend” or other similar words or the negative of such terminology. Similarly, descriptions of Mannatech’s objectives, strategies, plans, goals or targets contained herein are also considered forward-looking statements. Mannatech believes this release should be read in conjunction with all of its filings with the United States Securities and Exchange Commission and cautions its readers that these forward-looking statements are subject to certain events, risks, uncertainties and other factors. Some of these factors include, among others, Mannatech’s inability to attract and retain Associates and Members, increases in competition, litigation, regulatory changes and its planned growth into new international markets. Although Mannatech believes that the expectations, statements and assumptions reflected in these forward-looking statements are reasonable, it cautions readers to always consider all of the risk factors and any other cautionary statements carefully in evaluating each forward-looking statement in this release, as well as those set forth in its latest Annual Report on Form 10-K and Quarterly Report on Form 10-Q, and other filings filed with the United States Securities and Exchange Commission, including its current reports on Form 8-K. All of the forward-looking statements contained herein speak only as of the date of this release.